UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2008

WATTS WATER TECHNOLOGIES, INC.

 (Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

(Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On April 8, 2008, Watts Denmark Holding A/S (“Watts Denmark”), an indirect wholly-owned subsidiary of Watts Water Technologies, Inc. (the “Company”), entered into a share purchase agreement (the “Purchase Agreement”) to purchase all of the outstanding share capital of BLÜCHER Metal A/S (“BLÜCHER”), a manufacturer of stainless steel drainage products, from BLÜCHER Holding A/S (the “Seller”).  The Company co-signed the Purchase Agreement to guarantee performance of the obligations of Watts Denmark under the Purchase Agreement.  Under the terms of the Purchase Agreement, Watts Denmark agreed to pay DKK 869,000,000 in cash to purchase all of the outstanding share capital of BLÜCHER on a cash/debt free basis, subject to a post-closing working capital adjustment.  The purchase price is equal to approximately $183 million based on the current exchange rate of Danish Krone to U.S. Dollars.  The Purchase Agreement provides that 15% of the purchase price will be held in escrow to secure the indemnification obligations of the Seller.  The Company intends to fund the transaction with Euro-based borrowings under the Company’s credit facility and cash on hand.

The terms of the Purchase Agreement were determined on the basis of arm’s-length negotiations.  The Company has not previously had any material relationship with BLÜCHER or the Seller.

The Purchase Agreement provides for customary representations, warranties and covenants by Watts Denmark and the Seller.  Certain of the Seller’s indemnity obligations in favor of Watts Denmark apply only with respect to aggregate liabilities in excess of specified thresholds, are subject to caps and are effective only for specified periods of time.  The consummation of the acquisition is subject to customary closing conditions, including approvals from various European merger control authorities.

A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference as though fully set forth herein.  The foregoing summary of the Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by the complete text of the Purchase Agreement.  The Purchase Agreement has been included to provide information regarding its terms.  It is not intended to provide any other factual information about the Company.  Such information can be found in the public filings the Company makes with the Securities and Exchange Commisson, which are available without charge at www.sec.gov and in the Investor Relations section of the Company’s website at www.wattswater.com.

Item 8.01               Other Events

The information contained above under Item 1.01 is incorporated herein by reference.  The full text of the press release issued in connection with the announcement of the Purchase Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2008	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ William C. McCartney

William C. McCartney
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title

2.1*	Share Purchase Agreement dated as of April 8, 2008 between BLÜCHER Holding A/S and Watts Denmark Holding A/S

99.1	Press release dated April 9, 2008

*  Watts Water Technologies, Inc. hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to this agreement to the Securities and Exchange Commission upon its request.